Exhibit 5.1

13 October, 2017

Qudian Inc.

Cricket Square, Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Qudian Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (File No. 333-220511) filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class A ordinary shares, par value US$0.0001 each of the Company (the “Class A Ordinary Shares”). 35,625,000 Class A Ordinary Shares are being offered by the Company (the “Company Shares”) and 1,875,000 Class A Ordinary Shares registered in the name of certain selling shareholders of the Company named in the Registration Statement (the “Selling Shareholders”) are being offered by such Selling Shareholders together with an additional 5,625,000 Class A Ordinary Shares each subject to an option to be granted to the underwriters by the Selling Shareholders (together, the “Selling Shareholders Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed (1) the currently adopted amended and restated memorandum and articles of association of the Company provided to us on 29 August, 2017, (2) the unanimous written resolutions of the directors of the Company and unanimous written resolutions of the members of the Company each passed on 18 September, 2017 (the “Listing Resolutions”), (3) the second amended and restated memorandum of association and the second amended and restated articles of association of the Company proposed to become effective prior to the closing of the Company’s initial public offering of Class A Ordinary Shares represented by American Depositary Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 September, 2017 (the “Certificate Date”), (5) a copy of the register of members of the Company certified by the secretary of the Company on 9 October, 2017, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Listing Resolutions will be passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will have been duly adopted by all corporate authority of the Company prior to the issue of any Class A Ordinary Shares by the Company, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Company Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	When transferred and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Selling Shareholders Shares will be validly transferred, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman